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                                                                   EXHIBIT 3.123
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "RADIO 100 L.L.C.", FILED IN THIS OFFICE ON THE NINTH DAY OF JANUARY, A.D. 1997, AT 1 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386168

                                                       DATE: 11-04-98
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                            CERTIFICATE OF FORMATION
                                       OF
                                RADIO 100 L.L.C.

1.   NAME

     The name of the limited liability company is Radio 100 L.L.C. (the "LLC").

2.   REGISTERED OFFICE AND AGENT

     The address of the LLC's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LLC's registered agent at such address is The Corporation Trust Company.

3.   DISSOLUTION

     The latest date on which the LLC is to dissolve is December 31, 2050.

4.   AUTHORIZED PERSON

     The name and address of the authorized person is Melody G. Woodward, Hogan & Hartson, L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102. The powers of the authorized person shall terminate upon the filing of this Certificate of Formation.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Radio 100 L.L.C. this 9th day of January, 1997.

                                   By: /s/ MELODY G. WOODWARD
                                       -------------------------
                                       Melody G. Woodward


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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE    PAGE 1

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTORATION OF "RADIO 100 L.L.C.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 1998, AT 12:30 O'CLOCK P.M.





                                             /s/ EDWARD J. FREEL
                             [SEAL]          -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 9386167

                                                       DATE: 11-04-98
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                    CERTIFICATE TO RESTORE TO GOOD STANDING
                      A DELAWARE LIMITED LIABILITY COMPANY
                         PURSUANT TO SECTION 18-1107(I)


1.   Name of Limited Liability Company: Radio 100 L.L.C.

2. Date of original filing with the Secretary of State of the State of Delaware; on or about January 9, 1997.


     I, Omar Choucair, an authorized person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

     I do hereby request this limited liability company to be restored to Good Standing.



                                        By:    /s/ OMAR CHOUCAIR
                                           ---------------------------------
                                                   Omar Choucair
                                                   Vice President